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John Hancock Life Insurance Company of New York
100 Summit Drive, Second Floor
Valhalla, NY 10595
Ronald J. Bocage
Counsel
                                                                   EXHIBIT 27(n)


April 26, 2005

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: John Hancock Life Insurance Company of New York Account B

File Nos. 811-8329 and 333-88972

Commissioners:

     This opinion is being furnished with respect to the filing of Post-Effective No. 5 under the Securities Act of 1933 (Post-Effective Amendment No. 6 under the Investment Company Act of 1940) on the Form N-6 Registration Statement of John Hancock Life Insurance Company of New York Account B as required by Rule 485 under the 1933 Act.

     I have acted as counsel to Registrant for the purpose of preparing this Post-Effective Amendment which is being filed pursuant to paragraph (b) of Rule 485 and hereby represent to the Commission that in our opinion this Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b).

     I hereby consent to the filing of this opinion with and as a part of this Post-Effective Amendment to Registrant's Registration Statement with the Commission.

Very truly yours,

/s/ Ronald J. Bocage

Ronald J. Bocage
Counsel